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                                                              June 1, 2000

Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653

RE: GROUP VEL ACCOUNT OF ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
    FILE NO. 811-8704

Gentlemen:

In my capacity as Assistant Vice President and Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this Initial Registration Statement for the Group VEL Account on Form S-6 under the Securities Act of 1933 with respect to the Company's group flexible premium variable life insurance policies.

I am of the following opinion:

1. The Group VEL Account is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in the Group VEL Account equal to the reserves and other Policy liabilities of the Policies which are supported by the Group VEL Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The group flexible premium variable life insurance policies, when issued in accordance with the Prospectuses contained in the Initial
     Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Initial Registration Statement of the Group VEL Account on Form S-6 filed under the Securities Act of 1933.


                                       Very truly yours,

                                       /s/ Sheila B. St. Hilaire
                                       -------------------------
                                       Sheila B. St. Hilaire
                                       Assistant Vice President and Counsel